UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2005

____________________

MAXUS TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26337	82-0514605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18300 Sutter Blvd.
Morgan Hill, California 95037
(Address of principal executive offices, including zip code)

(408) 782-2005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 18, 2005, the Over the Counter Bulletin Board reported in its Daily List that it would append an “E” to our trading symbol, “MXUS,” effective on March 22, 2005 for failure to timely file our annual report on Form 10-KSB. On April 5, 2005, we filed our annual report on Form 10-KSB with the Securities Exchange Commission and applied to have the “E” removed from our trading symbol. The OTCBB Service subsequently informed us that it would not remove the “E” due to a qualification in the audit opinion in our Form 10-KSB. We have a hearing scheduled with the OTCBB Hearings Panel on May 12, 2005 to discuss this issue. If we are not successful with the Hearings Panel, our stock could be promptly removed from the OTCBB.

A removal from the OTCBB would make it difficult for you to sell your shares, and you could lose some or all of your investment. A removal would also make it more difficult for us raise additional working capital and our business could fail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS TECHNOLOGY CORPORATION

By:	/s/ PATRICK MULVEY
Patrick Mulvey Chief Executive Officer

Date: April 26, 2005